     As filed with the Securities and Exchange Commission on June 28, 2000
                                                 Registration No. 333-__________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C.  20549

                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        PERITUS SOFTWARE SERVICES, INC.
            (Exact Name of Registrant as Specified in Its Charter)

Massachusetts                                                   04-3126919
(State or Other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)                            Identification Number)

112 Turnpike Road, Suite 111, Westborough, Massachusetts           01581
(Address of Principal Executive Offices)                        (Zip Code)

           1997 DIRECTOR STOCK OPTION PLAN, AS AMENDED AND RESTATED
                           (Full Title of the Plan)

                               John D. Giordano
        President, Chief Executive Officer and Chief Financial Officer
                        PERITUS SOFTWARE SERVICES, INC.
                         112 Turnpike Road, Suite 111
                       Westborough, Massachusetts  01581
                    (Name and Address of Agent for Service)

                                (508) 870-0963
         (Telephone Number, Including Area Code, of Agent for Service)

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------
                                               Proposed Maximum
Title of Securities     Amount to be          Offering Price Per            Proposed Maximum              Amount of
to be Registered         Registered                  Share              Aggregate Offering Price       Registration Fee
-------------------     ------------          ------------------        ------------------------       ----------------
-----------------------------------------------------------------------------------------------------------------------
Common Stock,             400,000                  $0.31 (1)                   $124,000 (1)                $32.74
$.01 par value
-----------------------------------------------------------------------------------------------------------------------


  (1) Estimated solely for the purpose of calculating the registration fee, and based upon the average of the bid and asked price of the Registrant's Common Stock on the over-the-counter market on June 26, 2000 in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information required by Part I is included in documents sent or given to participants in the Registrant's 1997 Director Stock Option Plan, as Amended and Restated, pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Statement of Incorporation by Reference

     This Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-35259, filed by the Registrant on September 10, 1997, relating to the Registrant's 1997 Director Stock Option Plan.

     Item 3.  Incorporation of Documents by Reference.

     The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

          (1) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

          (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.

          (3) The description of the common stock of the Registrant, $.01 par value per share (the "Common Stock"), contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Item 4.  Description of Securities.

     Not applicable.

     Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

     Item 6.  Indemnification of Directors and Officers.

     Section 67 of Chapter 156B of the Massachusetts General Laws ("Section 67") provides that a corporation may indemnify its directors and officers to the extent specified in or authorized by (i) the articles of organization, (ii) a by-law adopted by the stockholders or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. In all instances, the extent to which a corporation provides indemnification to its directors and officers under Section 67 is optional. In its Restated Articles of Organization, the Registrant has elected to commit to provide indemnification to its directors and officers in specified circumstances. Generally, Article 6 of the Registrant's Restated Articles of Organization indemnifies directors and officers of the Registrant against liabilities and expenses arising out of legal proceedings brought against them by reason of their status or service as directors or officers or by reason of their agreeing to serve, at the request of the Registrant, as a director or officer of, or in a similar capacity with, another organization or in any capacity with respect to any employee benefit plan of the Registrant. Under this provision, a director or officer of the Registrant shall be indemnified by the Registrant for all expenses, judgments, fines and amounts paid in settlement of such proceedings, even if he or she is not successful on the merits, if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Registrant.

     The Registrant's Restated Articles of Organization establish the presumption that the director or officer has met the applicable standard of conduct required for indemnification. The indemnification above shall be made unless the Registrant determines that the applicable standard of conduct has not been met. Such a determination may be made by a majority of a quorum of the directors, independent legal counsel, a court of competent jurisdiction or a majority vote of a quorum of the outstanding shares of stock (which quorum shall consist of stockholders who are not parties to the suit). The Board of Directors shall authorize advancing litigation expenses to a director or officer at his request upon receipt of an undertaking by such director or officer to repay such expenses if it is ultimately determined that he or she is not entitled to indemnification for such expenses.

     The Registrant's Restated Articles of Organization also provide that, in the event of a determination by the Registrant that a director or officer did not meet the standard of conduct required for indemnification, or if the Registrant fails to make an indemnification payment or an advance of expenses within 60 days after such payment is claimed by a director or officer, such director or officer may petition a court to make an independent determination of whether such director or officer is entitled to indemnification. The Registrant's Restated Articles of Organization explicitly provide for partial indemnification of costs and expenses in the event that a director or officer is not entitled to full indemnification.

     Article 6 of the Registrant's Restated Articles of Organization also eliminates the personal liability of the Registrant's directors to the Registrant or its stockholders for monetary damages for breach of a director's fiduciary duty, except to the extent such elimination or limitation is prohibited by Chapter 156B of the Massachusetts General Laws.

     The Registrant has purchased and maintains insurance coverage under a policy insuring directors and officers of the Registrant against certain liabilities which they may incur as directors or officers of the Registrant.

     Item 7.  Exemption from Registration Claimed.

     Not applicable.

     Item 8.  Exhibits.

     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

     Item 9.  Undertakings.

     1.   The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration

          Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westborough, Commonwealth of Massachusetts, on this 13th day of June, 2000.


                              PERITUS SOFTWARE SERVICES, INC.

                              By:      /s/ John D. Giordano
                                 ---------------------------------
                                 John D. Giordano
                                 President, Chief Executive Officer and
                                 Chief Financial Officer


                       POWER OF ATTORNEY AND SIGNATURES

  We, the undersigned officers and directors of Peritus Software Services, Inc. hereby severally constitute and appoint John D. Giordano, Eugene J. DiDonato and Peter B. Tarr, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Peritus Software Services, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


              Signature                                Title                      Date
-------------------------------------  -------------------------------------  --------------

/s/ John D. Giordano                   President, Chief Executive Officer,    June 13, 2000
-------------------------------------  Chief Financial Officer and Director
John D. Giordano                       (Principal Executive Officer and
                                       Principal Financial Officer)

/s/ Patrick Manning                    Corporate Controller                   June 13, 2000
-------------------------------------  (Principal Accounting Officer)
Patrick Manning

/s/ Dominic K. Chan                    Director                               June 13, 2000
-------------------------------------
Dominic K. Chan

                                       Director
-------------------------------------
Axel Leblois

/s/ Johan Magnusson                    Director                               June 13, 2000
-------------------------------------
Johan Magnusson

/s/ Roland D. Pampel                   Director                               June 13, 2000
-------------------------------------
Roland D. Pampel

/s/ Andrew Youniss                     Director                               June 13, 2000
-------------------------------------
Andrew Youniss

                                 EXHIBIT INDEX

Exhibit
 Number                  Description
--------                 -----------

3.1 (1)   Restated Articles of Organization of the Registrant.

3.2 (1)   Amended and Restated By-Laws of the Registrant.

4.1 (1) Specimen certificate for shares of the Registrant's common stock, $.01 par value per share.

5.1       Opinion of Hale and Dorr LLP.

10.1      1997 Director Stock Option Plan, as Amended and Restated.

23.1      Consent of Hale and Dorr LLP (included in Exhibit 5.1).

23.2      Consent of PricewaterhouseCoopers LLP.

24.1 Power of Attorney (included on the signature page of this Registration Statement).



(1) Incorporated herein by reference from the Registrant's Registration Statement on Form S-1, as amended (File No. 333-27087).